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                                                                   EXHIBIT 10.12

                                 FIRST AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT



         THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into as of March 8, 2000 by and between Caremark Rx, Inc., a Delaware corporation ("Caremark") and Edward L. Hardin, Jr. ("Officer"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in that certain Employment Agreement by and between Caremark and Officer dated July 1, 1998 (the "Employment Agreement").

         WHEREAS, Caremark and Officer entered into the Employment Agreement whereby Officer agreed to serve as Executive Vice President and General Counsel of Caremark; and

         WHEREAS, Caremark and Officer desire to amend Section 6 of the Employment Agreement so as to eliminate ambiguity and confirm the parties original intent with respect to Officer's incentive compensation arrangements.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained in this Amendment, the parties agree as follows:

         1. Amendment to Section 6. Section 6 of the Employment Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

                  "Section 6.  Incentive Compensation.

                  During the Term, Officer shall be eligible to receive from Employer annual incentive compensation in amount up to one hundred percent (100%) of Officer's base salary (pro-rated for any particular calendar year during the term); provided, however, that for services rendered during calendar year 1998, Officer shall be eligible to receive from Employer incentive compensation in an amount up to $400,000.00, less state and federal tax and other legally required and Officer-authorized withholdings. The incentive compensation contemplated by this
                  Section 6 shall be payable to Officer solely at the discretion of the Chief Executive Officer of Employer based upon Officer's performance. The incentive compensation which Officer shall be eligible to earn under this Section 6 shall be subject to review and adjustment by the Board (or a Committee of the Board) from time-to-time consistent with past practice."

         2. No other Amendment. Except as otherwise modified by this Amendment, all other terms and conditions of the Employment Agreement shall not be modified or amended and shall remain in full force and effect.

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         3.       Miscellaneous.

                  (a) Entire Agreement. This Amendment, together with the Employment Agreement, contains the entire agreement of the parties relating to the subject matter hereof and thereof, and it replaces and supersedes any prior agreements between the parties relating to said subject matter.

                  (b) Waiver and Amendment. No provision of this Amendment may be waived except by a written agreement signed by the waiving party. The waiver of any term or condition of this Amendment shall not be deemed to constitute the waiver of any other term or condition. This Amendment may be amended only by a written agreement signed by each of the parties hereto.

                  (c) Captions. Captions have been inserted solely for the convenience of reference and in no way define, limit or describe the scope or substance of any provisions of this Amendment.

                  (d) Governing Law. This Amendment shall be governed by the laws of the State of Alabama.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Attest:                                       CAREMARK Rx, INC.


By:  /s/ SARA J. FINLEY                          By: /s/ E. Mac Crawford
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Name:  SARA J. FINLEY                            E. Mac Crawford
     ----------------------------
Title:  SENIOR VP                                Chairman of the Board
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                                                 By: /s/ Edward L. Hardin, Jr.
                                                 Edward L. Hardin, Jr.